Third Quarter 2012 Earnings Call Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchase of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2011, our Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated October 25, 2012, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q3 2012 Summary……………………………………………………4-8
Revenues (Q3 2012 vs. Q3 2011)……………………………………9
Expenses (Q3 2012 vs. Q3 2011)……………………………………10
Adjusted EBITDA……………………………………………………11
Earnings per Share…………………………………………………12
Adjusted Free Cash Flow …………………………………………13-14
2012 Revised Guidance - Adjusted EBITDA ………………………15
2012 Revised Guidance - EPS ……………………………………16
Income Tax Considerations…………………………………………17
Adjusted Free Cash Flow Considerations…………………………18
Priorities for Reinvesting Free Cash Flows………………………19
Portfolio Growth……………………………………………………20-21
Appendix……………………………………………………………22
Business Outlook: 2012 to 2014……………………………………23-25
Historic Discharge Growth vs. Industry……………………………26
Debt Schedule………………………………………………………27
Revenues & Expenses (Sequential)…………………………………28
Revenues & Expenses (9 Months)…………………………………29
Payment Sources (Percent of Revenues) …………………………30
Operational and Labor Metrics……………………………………31-32
Outstanding Share Summary and Warrant Information……………33
Adjusted EBITDA History…………………………………………34
Adjusted Free Cash Flow …………………………………………35
Reconciliations to GAAP……………………………………………36-41

3

HEALTHSOUTH

Q3 2012 Summary (Q3 2012 vs. Q3 2011)  Revenue growth of 7.9% ― Inpatient revenue growth of 8.7%  Discharge growth of 4.2% • New-store growth was 2.5% (130 bps from St. Vincent consolidation) • Same-store discharge growth of 1.7% • Unfavorably impacted by a modest increase in length of stay in September (normalized in October)  Revenue per discharge increase of 4.4% (favorably impacted by length of stay) ― Outpatient and other revenue decline of 2.1% ($0.8 million) 4 HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity. The impact on HealthSouth’s financials and operations can be found on slides 32 and 37.

Q3 2012 Summary (Q3 2012 vs. Q3 2011)  Improved operating leverage and labor productivity  Adjusted EBITDA (3) for the quarter of $125.2 million reflected growth of 13.3%.  Adjusted free cash flow (4) for the quarter of $71.6 million and $186.8 million for first nine months of 2012 reflected: ― Continued adjusted EBITDA growth and lower interest expense ― The planned investment in the clinical information system and hospital refresh projects (see full-year assumptions on slide 18) ― The favorable impact on working capital for the quarter and first nine months due to the timing of an approx. $12 million interest payment (see full-year assumptions on slide 18) 5 (1) General & Administrative excludes stock-based compensation. (2) Hospital-related expenses include other operating expenses, supplies, and occupancy costs. (3) Reconciliation to GAAP provided on slides 36, 38, 40, and 41. (4) Reconciliation to GAAP provided on slide 35 3.46 3.53 3.20 3.60 Q3 2012 Q3 2011 Employees per Occupied Bed (EPOB) % o f R e v enu e (1) (2) 0% 40% 80% Q3 2012 Q3 2011 General & Administrative Hospital-related Expenses Salaries, Wages & Benefits 73.8% 75.1%

Q3 2012 Summary (Q3 2012 vs. Q3 2011) (cont.)  Diluted earnings (1) per share of $0.44 reflected strong operating results (see table on slide 12). ― Q3 2012 diluted earnings per share of $0.44 included two items having a net after tax impact of $0.05 per share:  $4.9 million gain on consolidation of St. Vincent Rehabilitation Hospital  $3.5 million gain (recovery from Richard Scrushy) in government, class action, and related settlements ― Q3 2011 diluted earnings per share of $0.17 included a $12.7 million, or $0.08 per share after tax, loss on early extinguishment of debt. ― Effective tax rate of approx. 37% in Q3 2012 compared to approx. 45% in Q3 2011 (1) Income from continuing operations attributable to HealthSouth 6

Q3 2012 Summary (cont.) Growth:  Entered into a letter of intent to acquire Walton Rehabilitation Hospital, a 58-bed inpatient rehabilitation hospital owned by the Walton Rehabilitation Health System located in Augusta, GA. ― Expected to close in Q1 2013  Broke ground on a replacement hospital for HealthSouth Rehabilitation Hospital of Western Massachusetts (This hospital will be owned and will replace an existing leased facility.)  Continued development and construction of hospitals in Ocala, FL, Stuart, FL, and Littleton, CO Capital structure and cash deployment:  Issued $275 million of 5.75% Senior Notes maturing 2024 ― Utilized a portion of the proceeds to pay down the $195 million revolver balance ― Initiated a call on 10% of the 2018 and 2022 Senior Notes; approx. $65 million debt reduction recorded in Q4 2012 7

34.3 29.7 15.0 20.0 25.0 30.0 35.0 3.03 2.58 1.5 2.0 2.5 3.0 3.5  HealthSouth Functional Outcomes Continue to Outpace Industry Average HealthSouth Average UDS Average* FIM Gain LOS Efficiency * Average = Expected, Risk-adjusted Source: UDSmr Database – On Demand Report: Q3 2012 Report Q3 2012 Summary (cont.) 8

Q3 Q3 Increase/ (Millions) 2012 2011 (Decrease) Inpatient 498.9$ 458.8$ 8.7% Outpatient and other 38.1 38.9 (2.1%) Consolidated net operating 537.0$ 497.7$ 7.9% (Actual Amounts) Discharges 30,569 29,350 4.2% Net patient revenue / discharge 16,320$ 15,632$ 4.4% Revenues (Q3 2012 vs. Q3 2011)  Revenue growth of 7.9% ― Inpatient revenue growth of 8.7%  Discharge growth of 4.2% • New-store growth was 2.5% (130 bps from St. Vincent consolidation) • Same-store discharge growth of 1.7% • Unfavorably impacted by a modest increase in length of stay in September (normalized in October)  Revenue per discharge increase of 4.4% (favorably impacted by length of stay) • Price adjustments (Medicare and managed care) • Higher average acuity (CMI) for the patients we served • Higher percentage of Medicare patients ― Outpatient and other revenue declined by 2.1% ($0.8 million)  Two fewer outpatient rehabilitation satellite clinics in Q3 2012 9

Expenses (Q3 2012 vs. Q3 2011) 10 Q3 Q3 Increase/ (Millions) 2012 2011 (Decrease) Salaries and benefits 262.3$ 245.0$ 7.1% Percent of net operating revenues 48.8% 49.2% (40 bps) EPOB (employees per occupied bed) 3.46 3.53 (2.0%) Hospital-related expenses 111.0$ 107.5$ 3.3% (other operating, supplies, occupancy) Percent of net operating revenues 20.7% 21.6% (90 bps) General and administrative 23.2$ 21.5$ 7.9% (excludes stock-based compensation) Percent of net operating revenues 4.3% 4.3% - Provision for doubtful accounts 7.0$ 5.1$ 37.3% Percent of net operating revenues 1.3% 1.0% 30 bps  Continued improvement in operating leverage from 75.1% to 73.8% as a percent of revenue ― Additional gains in labor productivity (EPOB) offset the higher cost of labor ― Hospital-related expenses as a percent of revenue declined as a result of supply chain efficiencies and lower occupancy expense, offset by higher clinical information system implementation costs  Anticipated increase in provision for doubtful accounts due to an increase in Medicare claims denials and a lengthening in the related adjudication process

Adjusted EBITDA (1)

(Millions)	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011
Net operating revenues	$ 537.0	$ 497.7	$ 1,609.0	$ 1,508.8
Less: Provision for doubtful accounts	(7.0)	(5.1)	(19.8)	(14.9)
Net operating revenues less provision for doubtful accounts	530.0	492.6	1,589.2	1,493.9
Operating expenses:				
Salaries and benefits	(262.3)	(245.0)	(780.7)	(730.6)
Hospital-related expenses:				
Other operating expenses	(75.4)	(70.3)	(222.8)	(216.6)
Supplies	(23.8)	(24.7)	(76.2)	(76.7)
Occupancy costs	(11.8)	(12.5)	(36.6)	(36.2)
	(111.0)	(107.5)	(335.6)	(329.5)
General and administrative expenses (2)	(23.2)	(21.5)	(69.2)	(66.3)
Equity in nonconsolidated affiliates	3.3	3.1	9.7	8.8
Other income (3)	1.2	0.2	2.5	1.5
Noncontrolling interests (4)	(12.8)	(11.4)	(38.6)	(34.5)
Adjusted EBITDA	**$ 125.2**	**$ 110.5**	**$ 377.3**	**$ 343.3**

(1) Reconciliation to GAAP provided on slides 36, 38, 40, and 41.

In arriving at Adjusted EBITDA, the following were excluded:	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011
(2) Stock-based compensation expense	6.1	4.9	18.1	14.4
(3) Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	4.9	-
(4) Noncontrolling interests related to discontinued operations	-	(0.1)	-	(1.1)

Adjusted EBITDA Change

Q3 2012	9 Months 2012
+$14.7M	+$34.0
+13.3%	+9.9%

Q3 2012 and 9 Months 2012 reflect:

- Revenue growth
- Improved operating leverage and labor productivity
- Higher labor cost
- Higher bad debt expense

11

HEALTHSOUTH

Earnings per Share

(In Millions, Except Per Share Data)	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011
Adjusted EBITDA	$ 125.2	$ 110.5	$ 377.3	$ 343.3
Interest expense and amortization of debt discounts and fees	(23.5)	(26.3)	(69.8)	(96.3)
Depreciation and amortization	(21.3)	(19.5)	(60.8)	(58.6)
Stock-based compensation expense	(6.1)	(4.9)	(18.1)	(14.4)
Non-cash loss on disposal of assets	(1.6)	(2.8)	(3.0)	(3.9)
	72.7	57.0	225.6	170.1
Certain nonrecurring expenses:				
Government, class action, and related settlements	3.5	-	3.5	10.6
Professional fees - accounting, tax, and legal	(4.1)	(4.0)	(13.2)	(16.2)
Loss on early extinguishment of debt	(1.3)	(12.7)	(1.3)	(38.8)
Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	4.9	-
Pre-tax income	75.7	40.3	219.5	125.7
Income tax expense (1)	(28.1)	(18.1)	(84.1)	(21.9) (2)
Income from continuing operations (3)	$ 47.6	$ 22.2	$ 135.4	$ 103.8
Basic shares	94.7	93.3	94.6	93.2
Diluted shares	108.1	109.2	108.2	109.1
Basic earnings per share (3) (4)	$ 0.44	$ 0.17	$ 1.23	$ 0.90
Diluted earnings per share (3) (5)	$ 0.44	$ 0.17	$ 1.23	$ 0.90

Earnings per Share from Continuing Operations (3)

Q3 2012 and 9 Months 2012 reflect:

- Higher Adjusted EBITDA
- Lower interest expense
- Approx. 37% and 38% effective tax rate (6), respectively

Q3 2011 and 9 Months 2011 reflect:

- Higher nonrecurring expenses
- Approx. 45% and 17% effective tax rate (6), respectively

(1) Cash income tax expense was $2.1 million, $1.7 million, $6.4 million, and $5.9 million for Q3 2012 and 2011 and nine months 2012 and 2011, respectively.
(2) Includes a $0.30 per share benefit related to the Company's settlement with the IRS for tax years 2007 and 2008 and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(3) Income from continuing operations attributable to HealthSouth
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.
(5) Diluted earnings per share on a GAAP basis are the same as basic earnings per share due to the antidilutive impact in Q3 2011 and nine months 2012 and 2011.
(6) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth

12

HEALTHSOUTH

Adjusted Free Cash Flow

(Millions)	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011
Net cash provided by operating activities	$ 107.2	$ 55.1	$ 302.2	$ 213.2
Impact of discontinued operations	0.2	(2.2)	(1.5)	(9.4)
Net cash provided by operating activities of continuing operations	107.4	52.9	300.7	203.8
Capital expenditures for maintenance	(17.9)	(12.8)	(68.0)	(35.1)
Net settlements on interest rate swaps	-	-	-	(10.9)
Dividends paid on convertible perpetual preferred stock	(5.8)	(6.5)	(18.9)	(19.5)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.6)	(10.7)	(37.6)	(34.0)
Non-recurring items:				
Cash paid for professional fees - accounting, tax, and legal	4.1	4.0	13.2	16.2
Net premium on bond issuance/repayment	-	8.9	-	22.8
Cash paid for government, class action and related settlements	(2.6)	-	(2.6)	7.7
Income tax refunds related to prior periods	-	(3.5)	-	(6.9)
Adjusted free cash flow	**$ 71.6**	**$ 32.3**	**$ 186.8**	**$ 144.1**

✓ **Adjusted free cash flow for Q3 2012 and 9 months 2012 reflected:**
- Continued adjusted EBITDA growth and lower interest expense
- The planned investment in the clinical information system and hospital refresh projects (see full-year assumptions on slide 18)
- The favorable impact on working capital for the quarter and first nine months due to timing of an approx. $12 million interest payment (see full-year assumptions on slide 18)

13

HEALTHSOUTH

$144.1 $186.8 $34.0 Adjusted Free Cash Flow 9 Mos. 2011 Adjusted EBITDA Cash Interest Expense Working Capital and Other Swap-Related Payments Maintenance Capital Expenditures Adjusted Free Cash Flow 9 Mos. 2012 $25.9 (2) Adjusted Free Cash Flow (1) (Millions) 2012 2011 $ % Adjusted free cash flow (1) 9 Months Change 186.8$ 144.1$ 42.7$ 29.6% (1) Reconciliation to GAAP provided on slide 35 (2) Reflects lower average borrowings and lower average interest rate (3) Working capital was positively impacted during the period due to the timing of a $12 million interest payment (see full-year assumptions on slide 18). (4) Final swap payment was made in March 2011. (5) Planned investment in clinical information system and hospital refresh projects 14 Operating Cash Flows $4.8 (3) Investing Cash Flows $10.9 (4) ($32.9) (5)

2012 Revised Guidance – Adjusted EBITDA[1]

Original Guidance	Revised Guidance		
Feb. 23, 2012	April 26, 2012	July 26, 2012	Oct. 25, 2012
$475 million to $485 million	$475 million to $485 million; (The high end of, or greater than)	$487 million to $495 million	$490 million to $495 million

Includes approx. $11 million employee bonus in lieu of October 1, 2012 merit increase

Q4 2012 Considerations:

- ✓ **Revenue growth of 3.6% to 5.2% (October through December 2012)**
  - — Discharge growth between 2.5% and 3.5% (October through December 2012)
  - — Revenue per discharge growth between 2.0% and 2.5% (October through December 2012)
  - — The 2013 IRF-PPS final notice will result in a net increase of approx. 2.1% to our Medicare payment rate in Q4 2012.
- ✓ **Q4 2012 includes one-time bonus of approx. $11 million in lieu of October 1, 2012 merit increase for all non-management employees (a 2.25% merit increase would have increased SWB by approx. $5.5 million in Q4 2012).**
- ✓ **Installation of new clinical information system in twelve existing hospitals expected to increase operating expenses by approx. $1 million in Q4 2012**
- ✓ **Higher workers' compensation expense of approx. $2 million in Q4 2012**
- ✓ **Q4 2011 Adjusted EBITDA benefited by $2.4 million from a nonrecurring franchise tax recovery**

[1] Reconciliation to GAAP provided on slides 36, 38, 40, and 41.

15

HEALTHSOUTH

2012 Revised Guidance - EPS

Based on results for the first 9 months of 2012, HealthSouth is raising it expectations for full-year 2012 results.

Earnings per Share from Continuing Operations Attributable to HealthSouth (1) $1.49 to $1.53

Considerations:

- ✓ Q4 2012 will include a $2.7 million loss on early extinguishment of debt for the redemption of 10% of the 2018 and 2022 Senior Notes
- ✓ Assumes provision for income tax of approx. 39% in 2012 vs. approx. 19% in 2011 (2)
- ✓ Cash taxes expected to be $8 to $12 million

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2011	2012	
Adjusted EBITDA	$ 466.2	$ 490	$ 495
Interest expense and amortization of debt discounts and fees	(119.4)	(95)	
Depreciation and amortization	(78.8)	(82)	
Stock-based compensation expense	(20.3)	(23)	
Other, including non-cash loss on disposal of assets	(4.3)	(7)	
	243.4	283	288
Certain Nonrecurring Expenses:			
Government, class action and related settlements	12.3	4	
Professional fees - accounting, tax and legal	(21.0)	(17)	
Loss on early extinguishment of debt	(38.8)	(4)	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-	5	
Pre-tax income	195.9	271	276
Income tax (assumes 39% in 2012)	(37.1) (3)	(105)	(107)
Income from continuing operations (1)	$ 158.8	$ 166	$ 169
Basic shares	93.3	94.6	94.6
Earnings per share (1) (4)	$ 1.42	$ 1.49	$ 1.53

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.

16

HEALTHSOUTH

Income Tax Considerations GAAP Considerations: •As of 9/30/12, the Company’s federal NOL had a balance of approx. $1.0 billion. • The Company has a remaining valuation allowance of approx. $49 million, primarily related to state NOLs. Cash Tax Payments: • The Company expects to pay approx. $8 million to $12 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). A “change of ownership,” as defined by Section 382, would subject the Company to an AUL, which is equal to the market capitalization of the Company at the time of the “change of ownership” multiplied by the long-term tax exempt rate. 17

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 35 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt and discounts and fees (4) Assumption for 2012 includes $18.9 million for first nine months 2012 plus $5.7 million funded on October 15, 2012. 18 Certain Cash Flow Items (2) (millions) 2011 Actual 9 Months 2012 Actual 2012 Assumptions  Cash interest expense (3) $115.2 $67.1 $92  Cash payments for taxes $9.1 $9.6 $8 to $12  Working capital and other $10.6 $26.9 $20 to $30  Maintenance CAPEX $50.8 $68.0 $75 to $85  Net cash swap-related settlements $10.9 - -  Dividends paid on preferred stock (4) $26 $18.9 $24.6 The increase in 2012 maintenance CAPEX is driven by the clinical information system roll-out, two major hospital renovations, and increased hospital refresh projects.  2012 adjusted free cash flow growth reflects increased maintenance capital expenditures and working capital.  Multi-year adjusted free cash flow CAGR of 12% to 17%

Priorities for Reinvesting Free Cash Flows

Priorities / Alternate Opportunities

(millions)

Growth		2012 Assumptions	9 Months 2012	2011
	Growth in core business			
	Bed expansions (80 - 100 beds)	$20 to $25	$14.5	$12.5
	De novo hospitals (complete Ocala; start 4 others)	$50 to $70	$28.8	$15.6
	Acquisitions (target 2/year) - Free standing IRFS - Hospital Unit	TBD	$3.1	$6.5
		$70 to $95, excluding acquisitions	$46.4	$34.6

		9 Months 2012	2011
Debt Reduction	**Debt pay down, net**	-	$256.6
	Purchase leased properties (1)	$9.4	$28.6
Shareholder Distribution	**Convertible preferred stock repurchase ($125 million market repurchases)**	$46.5	-
	Common share repurchase ($125 million authorization)	-	-
	Cash dividends (one time or regular)	-	-
		$55.9	$285.2

(1) 2012 includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; also includes an initial investment for a replacement hospital for our currently leased hospital in Ludlow, MA.

19

HEALTHSOUTH

Portfolio Growth: De Novo (40 bed) Assumptions and Timing 20 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 17). (2) Does not include Middletown, DE or Williamson Co., TN where CON awards are under appeal All projects have minimum IRR target of 15% (pre-tax). Investment Considerations • Target 4 openings/Year • Cash Payback (1) = 5 to 7 years • Assumes sequestration in 2013 • Inclusive of CON costs (where applicable) • Includes cost of CIS installation • All private rooms • A minimum of 30 patients treated for “zero” revenue (Medicare pre-certification) • Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion Capital Cost (millions) Low High Operational Date Location (2) Beds Construction, design, permitting, etc. $11.5 $15.5 TBD Q1 2014 Southwest Phoenix, AZ Orlando, FL 40 50 Land 2.0 2.5 Equipment (including CIS) 3.5 4.0 Q2 2013 Q2 2013 Littleton, CO Stuart, FL 40 34 $17.0 $22.0 Pre-Opening Expense (thousands) Low High Q4 2012 Ocala, FL 40 Operating $200 $300 Q4 2011 Cypress, TX 40 Salaries, wages, benefits 150 200 Q3 2010 Q2 2010 Bristol,VA Loudoun County, VA 25 40 $350 $500 Q3 2009 Mesa, AZ 40

Portfolio Growth: Acquisition Assumptions, Timing and Performance 21 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 17). Acquisition Assumptions Investment Considerations Value Added • Cash Payback (1) = 4 to 6 years • Target: 2 acquisitions/Year • Assumes sequestration in 2013 • TeamWorks approach to sales/marketing • Labor management tools and “best practices” • Clinical expertise • Clinical technology and programming • Supply chain efficiency • Medical leadership and clinical advisory boards All projects have minimum IRR target of 15% (pre-tax). Unit Acquisitions Location Beds Date Acquired San Antonio, TX 34 Q3 2012 Ft. Smith, AR 30 Q3 2010 Little Rock, AR 23 Q1 2010 Altoona, PA 18 Q4 2009 Arlington, TX 30 Q3 2008 IRF Acquisition Location Date Acquired Acquired Census One year Later Census Augusta, GA TBD TBD TBD Cincinnati, OH Q4 2011 0 9 months census = 28 Sugar Land, TX Q3 2010 26 35 Las Vegas, NV Q2 2010 16 35 Vineland, NJ Q3 2008 26 31

Appendix

Business Outlook: 2012 to 2014

Business Model

- Adjusted EBITDA CAGR: 5-8% (1)(2)
- Adjusted Free Cash Flow CAGR: 12-17% (1)(2)

Strategy	2011	2012	2013	2014
Delevering (3)	Achieved **< 3.0x** Debt to Adj. EBITDA	**< 3.0x** Debt to Adj. EBITDA (subject to operating environment)		
Core Growth	**Same-store Growth** (Includes bed expansions and unit consolidations)			
	De novos 1- Cypress, TX	**De novos** 1- Ocala, FL	**De novos** (target of 4/year)	
	IRF Acquisitions 1- Drake, OH	**IRF Acquisitions** (target of 2/year)		
Opportunistic Growth				**Consider opportunistic, disciplined acquisitions** of complementary post-acute services
Key Operational Initiatives	• **Clinical Information System (CIS)** Pilot	• **CIS** Company-wide Implementation		
	• **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization • **TeamWorks** = Care Management • **"CPR"** (Comfort, Professionalism, Respect) Initiative			

Key Considerations:
- Regulatory clarity
- Market conditions
- Purchase price and terms and conditions

(1) Reconciliation to GAAP provided on slides 35, 36, 38, 40, and 41.
(2) These are multi-year CAGRs; annual results may fall outside the range.
(3) Exclusive of any E&Y recovery.

23

HEALTHSOUTH

Business Outlook: Revenue Assumptions Revenue Volume • 2.5% to 3.5% annual growth (excludes acquisitions) • Includes bed expansions, de novos and unit consolidations Pricing 72% 8% 20% 0 FY 2012 FY 2013 (3) FY 2014 Q4 11 - Q3 12 Q4 12 - Q3 13 Q4 13 - Q3 14 Market basket update (1) 2.9% 2.7% 2.9% Healthcare reform reduction 10 bps 10 bps 30 bps Productiv ity adjustment (1) 100 bps 70 bps ~ 110 bps Medicare Pricing 2012 2013 2014 3-5% 2-4% 2-4% Expected Price Increases Managed Care Medicare Managed Care Other (1) Medicare IRF-PPS Rule for 2012, Medicare IRF-PPS Notice for FY 2013, and management’s estimates for FY 2014. (2) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $34 million annually in 2013. (3) We believe based on the Medicare IRF-PPS Notice for FY 2013, HealthSouth should realize a net increase of approx. 2.1% in FY 2013 before applying the effect of sequestration. 24 2% Sequestration (2)

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs relatively constant as percent of revenue • Bad debt expense of approx. 1.3% to1.5% 2012 2013 2014 Merit increases (2) ~2% 0.5-0.6% 2.25-2.5% Benefit costs in reas s 5-8% 8-10% (2) 5-8% General and Administrative ~4.5% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) Q1 2012 thru Q3 2012 includes an approx. 2% merit increase for non-management employees. In Q4 2012, the Company will pay an approx. $11 million employee bonus in lieu of an October 1, 2012 merit increase for non-management employees. The 0.5-0.6% represents a 2.25-2.5% increase effective October 1, 2013. Because the October 1, 2012 merit increases were foregone, the Company expects to absorb all of the benefit costs increases in 2013. 25 Merit increase assumptions will be updated in early 2013 when we roll the three year “Business Outlook” forward.

HealthSouth’s volume growth has outpaced competitors’ (1) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~ 65-70% of industry, including HealthSouth sites. (2) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. Historic Discharge Growth vs. Industry - 30,000 60,000 90,000 120,000 2008 2009 2010 2011 2012 Q4 Q3 Q2 Q1 4.2% 3.0% 6.0% 4.7% 5.9% 5.9% 5.8% 5.9% 2.7% 2.5% 1.3% 26 4.2% 5.0% 1.2% 3.5% 1.4% 4.0% -0.5% 1.7% 2.0% 5.0% -0.5% 1.9% TBD 1.7% Quarterly • TeamWorks = standardized and enhanced sales & marketing • Bed additions will help facilitate continued organic growth 2.1% 5.1% 6.1% 7.8% Yearly Discharge 6.9% 5.6% 3.1% 5.2% 4.4% Growth (9 Months) Q111 vs. Q211 vs. Q311vs. Q411 vs. Q112 vs. Q212 vs. Q312 vs. Q110 Q210 Q310 Q410 Q111 Q211 Q311 Quarterly Discharge Growth Same Store HealthSouth vs. Industry UDS Industry Sites (1) HLS Same Store (2) 1.8% 6.5% 1.0% 5.0% 1.4% 1.9% 3.3% TBD 2.7% Yearly 2011 2012 2008 │ 2009 │ 2010 │ 2011 │ -1.4% 9 Months 2012

Debt Schedule (1) Redeemed 10% of the 2018 and 2022 notes on October 9, 2012 (2) Based on 4 Qtr trailing and 2011 Adjusted EBITDA of $500.2 million, $500.2 million, and $466.2 million, respectively; reconciliation to GAAP provided on slides 36, 38, 40, and 41. 27 Pro Forma Change S&P Moody Post Sept. 30, Dec. 31, in Debt (Millions) Corporate BB- Ba3 Redemption (1) 2012 2011 vs. YE 2011 Advances under $600 million revolving credit facility, August 2017 - 3 Month LIBOR +175bps BB+ Baa3 -$ -$ -$ -$ Advances under $500 million revolving credit facility, May 2016 - 3 Month LIBOR +225bps BB+ Baa3 - - 110.0 (110.0) Term loan facility, May 2016 - 3 Month LIBOR +225bps BB+ Baa3 - - 97.5 (97.5) Bonds Payable: 7.25% Senior Notes due 2018 (1) BB- B1 302.9 336.6 336.7 (0.1) 8.125% Senior Notes due 2020 BB- B1 286.1 286.1 285.8 0.3 7.75% Senior Notes due 2022 (1) BB- B1 280.7 311.9 312.0 (0.1) 5.75% Senior Notes due 2024 BB- B1 275.0 275.0 - 275.0 Other bonds payable - - 1.5 (1.5) Other notes payable 37.3 37.3 35.3 2.0 Capital lease obligations 75.0 75.0 75.9 (0.9) Long-term debt 1,257.0$ 1,321.9$ 1,254.7$ 67.2$ Debt to Adjusted EBITDA (2) 2.5x 2.6x 2.7x Credit Rating

Revenues & Expenses (Sequential) Q3 Q2 Increase/ Revenues (millions) 2012 2012 (Decrease) Inpatient 498.9$ 495.0$ 0.8% Outpatient and other 38.1 38.4 (0.8%) Consolidated net operating 537.0$ 533.4$ 0.7% (Actual Amounts) Discharges 30,569 30,719 (0.5%) Net patient revenue / discharge 16,320$ 16,114$ 1.3% Expenses (millions) Salaries and benefits 262.3$ 257.4$ 1.9% Percent of net operating revenues 48.8% 48.3% 50 bps EPOB (employees per occupied bed) 3.46 3.41 1.5% Hospital-related expenses 111.0$ 112.6$ (1.4%) (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 20.7% 21.1% (40 bps) General and administrative 23.2$ 22.1$ 5.0% (excludes stock-based compensation) Percent of net operating revenues 4.3% 4.1% 20 bps Provision for doubtful acounts 7.0$ 6.5$ 7.7% Percent of net operating revenues 1.3% 1.2% 10 bps 28

Revenues & Expenses (9 months) 9 Months 9 Months Increase/ Revenues (millions) 2012 2011 (Decrease) Inpatient 1,494.5$ 1,386.3$ 7.8% Outpatient and other 114.5 122.5 (6.5%) Consolidated net operating 1,609.0$ 1,508.8$ 6.6% (Actual Amounts) Discharges 92,159 88,288 4.4% Net patient revenue / discharge 16,217$ 15,702$ 3.3% Expenses (millions) Salaries and benefits 780.7$ 730.6$ 6.9% Percent of net operating revenues 48.5% 48.4% 10 bps EPOB (employees per occupied bed) 3.41 3.47 (1.7%) Hospital-related expenses 335.6$ 329.5$ 1.9% (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 20.9% 21.8% (90 bps) General and administrative 69.2$ 66.3$ 4.4% (excludes stock-based compensation) Percent of net operating revenues 4.3% 4.4% (10 bps) Provision for doubtful acounts 19.8$ 14.9$ 32.9% Percent of net operating revenues 1.2% 1.0% 20 bps 29

Payment Sources (Percent of Revenues) 2012 2011 2012 2011 2011 Medicare 73.1% 72.0% 73.1% 71.8% 72.0% Medicaid 1.4% 1.6% 1.3% 1.7% 1.6% Workers' compensation 1.5% 1.6% 1.5% 1.7% 1.6% Managed care and other discount plans (1) 19.1% 20.0% 19.4% 19.8% 19.8% Other third-party payors 2.0% 1.9% 1.8% 2.0% 2.0% Patients 1.4% 1.3% 1.4% 1.2% 1.2% Other income 1.5% 1.6% 1.5% 1.8% 1.8% Total 100.0% 100.0% 100.0% 100.0% 100.0% Q3 Full Year9 Months (1) Managed Medicare revenues represent ~ 7%, 8%, 7%, 7%, and 7% of total revenues for Q3 2012, Q3 2011, 9 months 2012 and 2011, and full-year 2011, respectively, and are included in “Managed care and other discount plans.” 30

Operational and Labor Metrics

	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	9 Months 2012	9 Months 2011	Full Year 2011
						(In Millions)				
Net patient revenue-inpatient	$ 498.9	$ 495.0	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 1,494.5	$ 1,386.3	$ 1,866.4
Net patient revenue-outpatient and other revenues	38.1	38.4	38.0	38.0	38.9	39.7	43.9	114.5	122.5	160.5
Net operating revenues	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 1,609.0	$ 1,508.8	$ 2,026.9
						(Actual Amounts)				
Discharges [1]	30,569	30,719	30,871	30,066	29,350	29,811	29,127	92,159	88,288	118,354
Outpatient visits	221,648	229,152	231,243	225,062	236,969	244,647	236,761	682,043	718,377	943,439
Average length of stay	13.6	13.4	13.5	13.4	13.4	13.4	13.8	13.5	13.5	13.5
Occupancy %	68.3%	69.2%	70.7%	67.7%	67.2%	69.0%	70.2%	68.8%	68.6%	67.7%
# of licensed beds	6,598	6,538	6,500	6,461	6,376	6,356	6,350	6,598	6,376	6,461
Occupied beds	4,506	4,524	4,596	4,374	4,285	4,386	4,458	4,539	4,374	4,374
Full-time equivalents (FTEs) [2]	15,545	15,378	15,271	15,079	15,081	15,150	15,045	15,398	15,092	15,089
Contract labor	61	56	69	56	60	76	89	62	75	70
Total FTE and contract labor	15,606	15,434	15,340	15,135	15,141	15,226	15,134	15,460	15,167	15,159
EPOB [3]	3.46	3.41	3.34	3.46	3.53	3.47	3.39	3.41	3.47	3.47

(1) Represents discharges from HealthSouth's 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012, Q1 2012, and Q4 2011; 94 consolidated hospitals in Q3 2011, Q2 2011, and Q1 2011.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

31

HEALTHSOUTH

Operational and Labor Metrics – Impact of St. Vincent Rehabilitation Hospital Consolidation 32 St. Vincent Rehabilitation Hospital as Consolidated Entity St. Vincent Rehabilitation Hospital as Equity Method Entity Q3 2012 As Reported Q3 2012 Without Accounting Change Difference Net patient revenue-inpatient 498.9$ 493.2$ 5.7$ Net patient revenue-outpatient and other revenues 38.1 38.0 0.1 Net operating revenues 537.0$ 531.2$ 5.8$ Discharges (1) 30,569 30,199 370 Outpatient v isits 221,648 219,566 2,082 Average length of stay (days) 13.6 13.6 - Occupancy % 68.3% 68.1% 0.2% # of licensed beds 6,598 6,538 60 Occupied beds 4,506 4,452 54 Full-time equivalents (FTEs) (1) 15,545 15,388 157 Contract labor 61 59 2 Total FTE and contract labor 15,606 15,447 159 EPOB (1) 3.46 3.47 (0.01) Actual Amounts (In Millions) (1) See footnotes on slide 31.

Outstanding Share Summary and Warrant Information

(Millions)

	Weighted Average for the Period					
	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011	FY 2011	FY 2010
Basic shares outstanding (1) (2)	94.7	93.3	94.6	93.2	93.3	92.8
Diluted shares outstanding (1) (2) (3)	108.1	109.2	108.2	109.1	109.2	108.5

	End of Period					
	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011	FY 2011	FY 2010
Basic shares outstanding (1) (2)	94.6	93.3	94.6	93.3	93.3	92.8
Convertible perpetual preferred stock	0.353	0.400	0.353	0.400	0.400	0.400
If converted, equivalent common shares	11.6	13.1	11.6	13.1	13.1	13.1

Notes:

(1) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented.

(2) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented.

(3) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (convertible into11.6 million common shares at the end of Q3 2012). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. In the first 9 months of 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock.

33

HEALTHSOUTH

Adjusted EBITDA (1) History

(Millions)	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	9 Months 2012	9 Months 2011	Full Year 2011
Net operating revenues	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 1,609.0	$ 1,508.8	$ 2,026.9
Less: Provision for doubtful accounts	(7.0)	(6.5)	(6.3)	(6.1)	(5.1)	(5.0)	(4.8)	(19.8)	(14.9)	(21.0)
Net operating revenues less provision for doubtful accounts	530.0	526.9	532.3	512.0	492.6	500.1	501.2	1,589.2	1,493.9	2,005.9
Operating expenses:										
Salaries and benefits	(262.3)	(257.4)	(261.0)	(251.4)	(245.0)	(241.6)	(244.0)	(780.7)	(730.6)	(982.0)
Hospital-related expenses:										
Other operating expenses	(75.4)	(74.4)	(73.0)	(67.4)	(70.3)	(75.4)	(70.9)	(222.8)	(216.6)	(284.0)
Supplies	(23.8)	(25.9)	(26.5)	(26.1)	(24.7)	(26.2)	(25.8)	(76.2)	(76.7)	(102.8)
Occupancy costs	(11.8)	(12.3)	(12.5)	(12.2)	(12.5)	(12.1)	(11.6)	(36.6)	(36.2)	(48.4)
	(111.0)	(112.6)	(112.0)	(105.7)	(107.5)	(113.7)	(108.3)	(335.6)	(329.5)	(435.2)
General and administrative expenses (2)	(23.2)	(22.1)	(23.9)	(23.9)	(21.5)	(22.1)	(22.7)	(69.2)	(66.3)	(90.2)
Equity in nonconsolidated affiliates	3.3	3.1	3.3	3.2	3.1	3.2	2.5	9.7	8.8	12.0
Other income (3)	1.2	0.4	0.9	1.2	0.2	0.7	0.6	2.5	1.5	2.7
Noncontrolling interests (4)	(12.8)	(13.2)	(12.6)	(12.5)	(11.4)	(11.3)	(11.8)	(38.6)	(34.5)	(47.0)
Adjusted EBITDA	**$ 125.2**	**$ 125.1**	**$ 127.0**	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 377.3**	**$ 343.3**	**$ 466.2**

(1) Reconciliation to GAAP provided on slides 36, 38, 40, and 41.

	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	9 Months 2012	9 Month 2011	Full Year 2011
In arriving at Adjusted EBITDA, the following were excluded:										
(2) Stock-based compensation expense	$ 6.1	$ 5.9	$ 6.1	$ 5.9	$ 4.9	$ 5.3	$ 4.2	$ 18.1	$ 14.4	$ 20.3
(3) Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	-	-	-	-	-	4.9	-	-
(4) Noncontrolling interests related to discontinued operations	-	-	-	-	(0.1)	(0.9)	(0.1)	-	(1.1)	(1.1)

34

HEALTHSOUTH

Adjusted Free Cash Flow

	Q3		9 Months		Full Year				
(Millions)	2012	2011	2012	2011	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 107.2	$ 55.1	$ 302.2	$ 213.2	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Impact of discontinued operations	0.2	(2.2)	(1.5)	(9.4)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Net cash provided by operating activities of continuing operations	107.4	52.9	300.7	203.8	333.6	317.8	400.4	194.7	227.3
Capital expenditures for maintenance [1]	(17.9)	(12.8)	(68.0)	(35.1)	(50.8)	(37.9)	(33.2)	(41.5)	(22.4)
Net settlements on interest rate swaps [2]	-	-	-	(10.9)	(10.9)	(44.7)	(42.2)	(20.7)	0.1
Dividends paid on convertible perpetual preferred stock	(5.8)	(6.5)	(18.9)	(19.5)	(26.0)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.6)	(10.7)	(37.6)	(34.0)	(44.2)	(34.4)	(32.6)	(33.4)	(23.4)
Non-recurring items:									
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	-	(73.8)	-	-
Net premium paid (received) on bond issuance/redemption	-	8.9	-	22.8	22.8	-	-	-	-
Cash paid for professional fees - accounting, tax and legal	4.1	4.0	13.2	16.2	21.0	17.2	15.3	18.2	51.6
Cash paid for government, class action and related settlements	(2.6)	-	(2.6)	7.7	5.7	2.9	11.2	7.4	171.4
Income tax refunds related to prior periods	-	(3.5)	-	(6.9)	(7.9)	(13.5)	(63.7)	(89.4)	(457.7)
Adjusted free cash flow	**$ 71.6**	**$ 32.3**	**$ 186.8**	**$ 144.1**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**	**$ (79.1)**

(1) Maintenance capital expenditures are expected to be $75 to $85 million in 2012.
(2) Final swap payment of $10.9 million was made in March 2011.

35

HEALTHSOUTH.

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 40. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Net income 56.8$ 59.9$ 59.9$ 176.6$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (3.5) 0.5 (2.6) Net income attributable to noncontrolling interests (12.6) (13.2) (12.8) (38.6) Income from continuing operations attributable to HealthSouth (2) 44.6 0.40$ 43.2 0.39$ 47.6 0.44$ 135.4 1.23$ Gov't, class action, and related settlements - - (3.5) (3.5) Pro fees - acct, tax, and legal 3.6 5.5 4.1 13.2 Provision for income tax expense 29.1 26.9 28.1 84.1 Interest expense and amortization of debt discounts and fees 23.3 23.0 23.5 69.8 Depreciation and amortization 19.5 20.0 21.3 60.8 Loss on early extinguishment of debt - - 1.3 1.3 Gain on consolidation of St. Vincent Rehabilitation Hospital - - (4.9) (4.9) Net noncash loss on disposal of assets 0.8 0.6 1.6 3.0 Stock-based compensation expense 6.1 5.9 6.1 18.1 Adjusted EBITDA (1) 127.0$ 125.1$ 125.2$ 377.3$ Weighted average common shares outstanding: Basic 94.5 94.6 94.7 94.6 Diluted 108.7 108.0 108.1 108.2 2012 Q1 Q2 9 MonthsQ3 36

Reconciliation of Net Income to Adjusted EBITDA (1) - Impact of Consolidation of St. Vincent Rehabilitation Hospital 37 Total Per Share Total Per Share Total Per Share Net income 59.9$ 56.4$ 3.5$ Loss (income) from discops, net of tax, attributable to HealthSouth 0.5 0.5 - Net income attributable to noncontrolling interests (12.8) (12.2) (0.6) Income from continuing operations attributable to HealthSouth (2) 47.6 0.44$ 44.7 0.41$ 2.9 0.03$ Gov't, class action, and related settlements (3.5) (3.5) - Pro fees—acct, tax, and legal 4.1 4.1 - Prov ision for income tax expense 28.1 26.2 1.9 Interest expense and amortization of debt discounts and fees 23.5 23.3 0.2 Depreciation and amortization 21.3 20.9 0.4 Loss on early extinguishment of debt 1.3 1.3 - Gain on consolidation of St. Vincent Rehabilitation Hospital (4.9) - (4.9) Net noncash loss on disposal of assets 1.6 1.6 - Stock-based compensation expense 6.1 6.1 - Adjusted EBITDA 125.2$ 124.7$ 0.5$ Weighted average common shares outstanding: Basic 94.7 94.7 - Diluted 108.1 108.1 - St. Vincent Rehabilitation Hospital as Consolidated Entity St. Vincent Rehabilitation Hospital as Equity Method Entity Difference Q3 2012 As Reported Q3 2012 Without Accounting Change (1) (2) – Notes on page 40.

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 40. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4 38

Reconciliation of Net Income to Adjusted EBITDA [1]

	Full Year							
	2007		2008		2009		2010	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 718.7		$ 281.8		$ 128.8		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(462.4)		(32.5)		(17.7)		(9.2)	
Net income attributable to noncontrolling interests	(65.3)		(29.4)		(34.0)		(40.8)	
Income from continuing operations attributable to HealthSouth [2]	191.0	$ 2.08	219.9	$ 2.28	77.1	$ 0.58	889.8	$ 8.20
Gain on UBS Settlement	-		(121.3)		-		-	
Gov't, class action, and related settlements	(2.8)		(67.2)		36.7		1.1	
Pro fees - acct, tax, and legal	51.6		44.4		8.8		17.2	
Loss on interest rate swaps	30.4		55.7		19.6		13.3	
Provision for income tax benefit	(325.6)		(69.1)		(2.9)		(740.8)	
Interest expense and amortization of debt discounts and fees	229.2		159.3		125.7		125.6	
Depreciation and amortization	71.3		78.9		67.6		73.1	
Impairment charges, including investments	15.1		2.4		1.4		-	
Net noncash loss on disposal of assets	7.3		2.0		3.4		1.4	
Loss on early extinguishment of debt	28.2		5.9		12.5		12.3	
Stock-based compensation expense	10.6		11.7		13.4		16.4	
Other	0.4		-		0.4		0.2	
Adjusted EBITDA [1]	$ 306.7		$ 322.6		$ 363.7		$ 409.6	
Weighted average common shares outstanding:								
Basic		78.7		83.0		88.8		92.8
Diluted		92.0		96.4		103.3		108.5

(1) (2) – Notes on page 40.

39

HEALTHSOUTH

Reconciliation Notes for Slides 36-39 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 40

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

	Q3		9 Months		Full Year				
(Millions)	2012	2011	2012	2011	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 107.2	$ 55.1	$ 302.2	$ 213.2	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Provision for doubtful accounts	(7.0)	(5.1)	(19.8)	(14.9)	(21.0)	(16.4)	(30.7)	(23.0)	(28.5)
Professional fees—accounting, tax, and legal	4.1	4.0	13.2	16.2	21.0	17.2	8.8	44.4	51.6
Interest expense and amortization of debt discounts and fees	23.5	26.3	69.8	96.3	119.4	125.6	125.7	159.3	229.2
UBS Settlement proceeds, gross	-	-	-	-	-	-	(100.0)	-	-
Equity in net income of nonconsolidated affiliates	3.3	3.1	9.7	8.8	12.0	10.1	4.6	10.6	10.3
Net income attributable to noncontrolling interests in continuing operations	(12.8)	(11.4)	(38.6)	(34.5)	(47.0)	(40.9)	(33.3)	(29.8)	(31.1)
Amortization of debt discounts and fees	(0.9)	(0.9)	(2.7)	(3.3)	(4.2)	(6.3)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated affiliates	(2.4)	(4.2)	(7.9)	(9.7)	(13.0)	(8.1)	(8.6)	(10.9)	(5.3)
Current portion of income tax (benefit) expense	(0.6)	(0.1)	3.7	(1.5)	0.6	2.9	(7.0)	(72.8)	(330.4)
Change in assets and liabilities	13.0	37.4	51.4	65.7	49.9	2.8	(2.1)	50.6	5.5
Net premium paid on bond issuance/redemption	-	8.9	-	22.8	22.8	-	-	-	-
Change in government, class action and related settlements liability	(2.6)	-	(2.6)	(6.5)	(8.5)	2.9	11.2	7.4	171.4
Cash used in (provided by) operating activities of discontinued operations	0.2	(2.2)	(1.5)	(9.4)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Other	0.2	(0.4)	0.4	0.1	0.6	2.0	1.3	(1.4)	14.5
Adjusted EBITDA	$ 125.2	$ 110.5	$ 377.3	$ 343.3	$ 466.2	$ 409.6	$ 363.7	$ 322.6	$ 306.7

41

HEALTHSOUTH